Exhibit 99.1

Hoku Scientific, Inc. Reports First Quarter 2007 Results

Highlights:

• Hoku commences U.S. Navy fuel cell demonstration

• Hoku announces plans to enter solar module and polysilicon markets

• Sixth consecutive profitable quarter

KAPOLEI, Hawaii – July 20, 2006 – Hoku Scientific, Inc. (NASDAQ: HOKU), a materials science company focused on clean energy technologies, today announced its financial results for its first quarter ended June 30, 2006 and provided a general update on its business.

Revenue for the quarter ended June 30, 2006 was $1.2 million compared to $1.1 million for the quarter ended June 30, 2005. Total deferred revenue was $3.1 million at June 30, 2006 compared to $4.0 million at March 31, 2006. As of June 30, 2006, deferred revenue was primarily attributable to contracts with the U.S. Navy of $2.4 million and Nissan of $756,000. As of March 31, 2006, deferred revenue was primarily attributable to contracts with Nissan of $1.7 million, and the U.S. Navy of $2.1 million, a portion of which was recognized in the quarter ended June 30, 2006. The deferred revenue is not due to a back log of orders rather it is a result of customer prepayments and the Company’s revenue recognition policy.

Net income, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended June 30, 2006 was $313,000, or $0.02 per diluted share, compared to GAAP net income of $341,000, or $0.03 per diluted share, for the quarter ended June 30, 2005.

Non-GAAP net income for the quarter ended June 30, 2006 was $481,000, or $0.03 per diluted share, compared to $734,000, or $0.06 per diluted share, for the quarter ended June 30, 2005. Non-GAAP net income for the quarters ended June 30, 2006 and 2005 excludes non-cash stock-based compensation of $168,000 and $393,000, respectively. The accompanying schedules provide a reconciliation of net income and net income per share computed on a GAAP basis to net income and net income per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, “We are pleased to report our sixth consecutive profitable quarter, and the commencement of the demonstration phase of our U.S. Navy fuel cell contract. We are on-track to achieve the technical milestones in our Nissan fuel cell contract, and continue to work with Sanyo on joint testing of our fuel cell products. In addition, we signed our first test agreement with an OEM developing micro PEM fuel cells for consumer electronics and military applications. This increases the total number of companies actively testing our fuel cell products from 11 to 12, which includes our contracts with Nissan, Sanyo and the U.S. Navy. We are pleased with the progress we have made during the quarter in our core fuel cell business as we continue to work closely with these OEMs towards product integration.”

“We are also pleased with our progress towards executing our recently announced plans to enter the solar module and polysilicon markets. We are actively negotiating with potential customers for polysilicon contracts, and look forward to providing future updates on our progress in these new businesses.”

Fuel Cells Business Update

•	Nissan Update: The Company continues to work with Nissan towards meeting the technical goals in its current collaboration agreement signed in February 2006. In January 2006, the Company achieved the milestones under its collaboration agreement with Nissan and in February 2006, the Company and Nissan entered into their third consecutive contract for further development, through September 30, 2006, of Hoku Membrane and Hoku MEA for Nissan’s fuel cell cars and trucks. Although the contract was signed in February 2006, the Company and Nissan have been working together to meet the contract goals since January 1, 2006. Nissan paid the Company $2.7 million in March 2006 and is obligated to pay an additional $240,000 in July 2006 under the contract. The aggregate amount of the contract is being recognized as revenue over the duration of the contract. The Company is on target to meet the technical goals specified in the contract.

•	U.S. Navy Update: In December 2005, the Company successfully completed the remaining milestones in its initial contract with the U.S. Navy, which required the development of a prototype stationary fuel cell system manufactured by IdaTech LLC and incorporating Hoku MEA. In coordination with IdaTech LLC, the Company has begun manufacturing eleven fuel cell systems that incorporate Hoku MEA, ten of which are planned to be field tested by the Company for the U.S. Navy over a twelve-month period. To date, the U.S. Navy has accepted 7 of 11 fuel cell power plants; the remaining 4 are yet to be delivered to the Navy for acceptance. The Company has also commenced demonstration of 5 of these fuel cell power plants at Pearl Harbor, and plans to complete the installation of the remaining 5 systems by the end of this summer. The aggregate amount of the contract is $4.5 million of which $2.4 million has been classified as deferred revenue as of June 30, 2006. As of June 30, 2006 the Company has received $2.1 million in payments from the U.S. Navy. The Company received an additional $192,000 in payments from the U.S. Navy as of July 20, 2006.

In accordance with Hoku Scientific’s revenue recognition policy, all payments received under the initial contract and for the manufactured systems will be classified as deferred revenue until the twelve-month field test begins; thereafter, all payments received, plus the payments to be made for the future delivery of the manufactured systems and field service and maintenance, will be recognized incrementally as revenue in monthly installments over the twelve-month field test period beginning when the field test commences for each of the ten fuel cell systems to be placed in service. The Company recognized $38,000 in revenue in June 2006 when the first two systems were installed and the demonstration commenced.

•	Sanyo Update: In December 2005, the Company and Sanyo entered into a new Material Transfer & Collaborative Testing Agreement to provide for Sanyo’s testing of Hoku Scientific’s next generation MEA products at Sanyo’s R&D facility in Japan through July 31, 2006. Sanyo paid Hoku Scientific a fixed fee of $260,000 in February 2006 to collaborate with Sanyo on the testing, and in addition, is obligated under the contract to pay for the Hoku Membrane and Hoku MEA samples being tested. In accordance with Hoku Scientific’s revenue recognition policy, the fixed fee is being recognized as revenue over the duration of the contract.

•	New Test Agreements: During the quarter ended June 30, 2006, the Company signed its first test agreement with an OEM developing micro PEM fuel cells for consumer electronics and military applications, increasing the total number of ongoing and active test agreements to 12, including its agreements with Nissan, the U.S. Navy and Sanyo. The Company has product testing relationships with original equipment manufacturers in the United States, Canada, Japan, Korea and Germany.

Solar & Materials Business Update

•	Polysilicon Contracts: The Company is actively negotiating polysilicon purchase agreements with manufacturers of solar cells. These negotiations are currently in the contract review and technical due diligence stages.

•	Engineering, Equipment & Facilities: The Company is still evaluating the costs and benefits of Singapore relative to other locations in Asia and in North America as the location for its planned polysilicon and solar module businesses. Key engineering consultants, construction firms and equipment suppliers have been identified for the design and construction of the polysilicon and solar facilities and related equipment. Contracts with such parties have not been negotiated or executed and are dependent upon the completion of polysilicon contract negotiations with potential customers, including the receipt of customer prepayment and other financing commitments, and final site selection.

Forward Guidance

The Company’s policy when it reports quarterly financial results is only to provide top line revenue and net income or loss guidance for the next fiscal quarter. Fluctuations in quarterly revenue are expected to continue in future periods due to uncertainty regarding the level and the timing of revenue from customer contracts, the achievement of contract milestones and increases in product orders. Based on its current outlook, the Company expects revenue for the second quarter ending September 30, 2006 to be in the range of $1.8 to $2.0 million, all of which will be from the fuel cell business. In addition, the Company expects that it will need to increase its efforts in supporting its new and existing contracts, in developing the Company’s next generation products, in growing its customer base, and in executing on its plans to enter the polysilicon and solar module markets. The result is that the Company expects its costs to increase significantly. Based upon projections, the Company expects net income for the second quarter ending September 30, 2006 to range from a loss to slightly profitable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Conference Call Information

Hoku Scientific has scheduled a conference call for after the market closes on Thursday, July 20, 2006 at 5:00 p.m., Eastern Time, to discuss its results for the quarter ended June 30, 2006. All interested parties are invited to call-in. To participate, please call (719) 457-2640. A live webcast can also be accessed by going directly to the Company’s web site at www.hokuscientific.com and electing the conference call link on the home page. A playback of the webcast will be available on the Company’s web site until the Company’s conference call to discuss its financial results for its second quarter fiscal 2007.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) is a clean energy technologies company that develops and manufactures fuel cell membranes and membrane electrode assemblies (MEA) for stationary (including residential and back-up power applications) and automotive proton exchange membrane (PEM) fuel cells. The Company is currently planning to expand its business to manufacture solar modules and polysilicon for the solar and integrated circuit markets. For more information visit www.hokuscientific.com.

Hoku, Hoku Membrane, Hoku MEA, Hoku Fuel Cells, Hoku Materials, Hoku Solar and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Contacts:

Darryl Nakamoto

Chief Financial Officer

Hoku Scientific, Inc.

(808) 682-7800

ir@hokusci.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to the Company’s relationship with Nissan; the Company’s relationship with Sanyo; and the Company’s future performance with respect to its contracts with Nissan and Sanyo; the Company’s expectations regarding the U.S. Navy field trials; the performance of the Company’s Hoku MEA in such trials; the Company’s relationship with the U.S. Navy and IdaTech; the Company’s future performance with respect to the U.S. Navy contract; expectations with respect to the Company’s manufacturing capabilities; the potential size and growth of the fuel cell and MEA markets in general and the Company’s revenues in particular; the Company’s expectations regarding the market acceptance of the Company’s products; the Company’s future financial performance; the Company’s business strategy and plans; and objectives of management for future operation; the Company’s ability to successfully raise sufficient funds to establish manufacturing facilities; install a production plant for solar modules and polysilicon; the Company’s ability to manufacture solar modules and polysilicon; ability to license any necessary intellectual property rights to enter the polysilicon and solar module businesses; the performance and durability of Hoku Scientific’s solar modules; the quality of polysilicon to be manufactured; Hoku Scientific’s costs to manufacture solar modules and polysilicon, and its ability to offer pricing that is competitive with competing products; Hoku Scientific’s future financial performance; Hoku Scientific’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement Hoku Scientific’s financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net income and net income per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, research and development, sales, general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,
	2006	2005
Service and license revenue	$1,153	$1,148
Cost of service and license revenue(1)	279	144

Gross margin	874	1,004

Operating expenses:
Selling, general and administrative(1)	725	513
Research and development(1)	274	245

Total operating expenses	999	758

Income (loss) from operations	(125)	246
Interest and other income	271	37

Income before income tax benefit	146	283
Income tax benefit	(167)	(58)

Net income	$313	$341

Basic net income per share	$0.02	$0.05

Diluted net income per share	$0.02	$0.03

Shares used in computing basic net income per share	16,436,338	6,410,833

Shares used in computing diluted net income per share	16,436,338	12,923,291

Proforma, as adjusted, basic net income per share		$0.02

Proforma, as adjusted, diluted net income per share		$0.02

Shares used in computing proforma, as adjusted, basic net income per share		16,014,021

Shares used in computing proforma, as adjusted, diluted net income per share		16,606,491

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$15	$4
Selling, general and administrative	130	326
Research and development	23	63

Total	$168	$393

HOKU SCIENTIFIC, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2006	March 31, 2006
Assets
Cash and cash equivalents	$109	$166
Short-term investments	21,399	22,522
Accounts receivable	310	250
Inventory	205	182
Costs of uncompleted contracts	2,624	2,029
Other current assets	647	578

Total current assets	25,294	25,727
Property, plant and equipment, net	6,292	6,355
Other assets	—	1

Total assets	$31,586	$32,083

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$254	$495
Deferred revenue	3,144	3,989
Other current liabilities	291	207

Total current liabilities	3,689	4,691

Total liabilities	3,689	4,691

Stockholders’ equity:
Common stock, $0.001 par value as of June 30, 2006 and March 31, 2006. Authorized 100,000,000 shares as of June 30, 2006 and March 31, 2006, respectively; issued and outstanding 16,439,650 and 16,432,655 shares as of June 30, 2006 and March 31, 2006.	16	16

Additional paid-in capital	32,739	32,555

Accumulated deficit	(4,849)	(5,162)

Accumulated other comprehensive loss	(9)	(17)

Total stockholders’ equity	27,897	27,392

Total liabilities and stockholders’ equity	$31,586	$32,083

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Income and GAAP Net Income per share to Non-GAAP Net Income and Non-GAAP Net Income per share

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,
	2006	2005
GAAP net income	$313	$341
Stock compensation expense	168	393

Non-GAAP net income	$481	$734

GAAP basic net income per share	$0.02	$0.05
Basic stock compensation expense per share	0.01	0.06

Non-GAAP basic net income per share	$0.03	$0.11

GAAP diluted net income per share	$0.02	$0.03
Diluted stock compensation expense per share	0.01	0.03

Non-GAAP diluted net income per share	$0.03	$0.06

Proforma, as adjusted, basic net income per share		$0.02
Proforma, as adjusted, basic stock compensation expense per share		$0.03

Non-GAAP proforma, as adjusted, basic net income per share		$0.05

Proforma, as adjusted, diluted net income per share		$0.02
Proforma, as adjusted, diluted stock compensation expense per share		$0.02

Non-GAAP proforma, as adjusted, diluted net income per share		$0.04